UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2006

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supertel Limited Partnership, a limited partnership 96% owned by Supertel Hospitality, Inc., entered into definitive agreements dated effective June 15, 2006, to purchase seven Savannah Suites extended-stay hotel facilities from affiliated entities of Savannah Suites. The purchase price for the hotels is $33 million in cash, which Supertel intends to fund from existing credit facilities and new borrowings to be negotiated. The hotels are located in: Jonesboro, Georgia; Chamblee, Georgia; Augusta, Georgia; Savannah, Georgia; Stone Mountain, Georgia; Atlanta, Georgia; and Greenville, South Carolina. The closing of the transactions is expected to occur on or about August 15, 2006, and is subject to customary closing conditions including inspections (i.e., property and title surveys, environmental surveys and appraisals), accuracy of representations and warranties and compliance with covenants and obligations under the purchase agreements. The closing of each transaction is also conditioned upon the closing of the other transactions.

A general form of the purchase agreement for the seven hotels is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 2.1

Form of Agreement for the Purchase and Sale of an Extended-Stay Facility, dated June 15, 2006, among Supertel Limited Partnership and each of Jonesboro Hotel, Inc., Chamblee Georgia, LLC, Augusta, Inc., Savannah Georgia, Inc., Memorial, LLC, Pine Street, LLC and Greenville Hotel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: June 21, 2006	By: /s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description	Page No.
2.1

Form of Agreement for the Purchase and Sale of an Extended-Stay
Facility, dated June 15, 2006, among Supertel Limited Partnership and each of Jonesboro Hotel, Inc., Chamblee Georgia, LLC,
Augusta, Inc., Savannah Georgia, Inc., Memorial, LLC, Pine Street,

LLC and Greenville Hotel, Inc.........................................................................................................